Exhibit 10.1
FIRST AMENDMENT TO
ADVANCING TERM CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO ADVANCING TERM CREDIT AGREEMENT (this “Amendment”) is entered into effective as of November 29, 2007 between BPI ENERGY, INC., a Nevada corporation (“Borrower”), and GASROCK CAPITAL LLC, a Delaware limited liability company (“Lender”). Capitalized terms used but not defined in this Amendment have the meaning given them in the Credit Agreement (defined below).
RECITALS
     A. Borrower and Lender entered into that certain Advancing Term Credit Agreement dated as of July 27, 2007 (as amended, restated or supplemented the “Credit Agreement”).
     B. Borrower and Lender have agreed to amend the Credit Agreement, subject to the terms and conditions of this Amendment.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:
     1. Amendments to Credit Agreement.
     Section 1.1, Defined Terms of the Credit Agreement is hereby amended by revising the following definition in its entirety to read as follows:
     “Initial Termination Date” means January 30, 2009.
     Sections 2.1(a) and 2.1(a)(i), The Initial Loans, of the Credit Agreement are hereby deleted in their entirety and replaced with the following:
(a) The Initial Loans. On or after the Closing Date and on or before the Drawdown Termination Date, Lender agrees to advance to Borrower up to $10,700,000 (collectively, the “Initial Loans”) to be applied as follows:
(i) $9,559,566.40 used for D&A Operations described on Schedule 2.1(a) attached hereto, including reimbursement to Borrower for expenses incurred by Borrower prior to the disbursement of the Initial Loans in connection with such D&A Operations (the “Initial Committed D&A Operations”); provided that such Schedule 2.1(a) may be amended, restated, or supplemented by mutual agreement of Borrower and Lender;
     Sections 2.6(b), 2.6(b)(i) and 2.6(b)(ii) of the Credit Agreement are hereby deleted in their entirety and replaced with the following:
(b) From the Closing Date through the Initial Termination Date,
(i) accrued and unpaid interest shall be due and payable on each Repayment Date; provided that (A) the amount of interest that would accrue at a rate equal to the Pay Rate shall be paid in immediately available funds and all Net Revenue shall be applied first to pay Expenses and then to pay such interest, and (B) prior to August 1, 2008, all additional accrued and unpaid interest shall be capitalized so that it is added to and becomes part of the principal under the Note, and
(ii) prior to August 1, 2008, if the amount of Net Revenue for any month is not sufficient to pay that portion of the accrued and unpaid interest payable in immediately available funds, the amount of such excess accrued and unpaid interest shall be capitalized so that it is added to and becomes a part of the principal under the Note.
     Section 2.9, Optional Extension of Loan Termination Date, is hereby amended by changing the Extended Termination Date to January 30, 2013.
     Section 8.4(c) is hereby deleted in its entirety and replaced with the following:
After the Closing Date and thereafter so long as the Obligations remain outstanding (other than the obligations under any Royalty Interest Conveyance), Borrower shall grant to Lender a royalty interest in and to Fee Interests and an overriding royalty interest in and to Leasehold Interests covering such interests, in each case, acquired after the Closing Date equal to one percent (1.0%) of 8/8ths (for Leasehold Interests, proportionately reduced to Borrower’s Working Interest).
     2. Conditions. This Amendment shall be effective once each of the following have been delivered to Lender:
     (a) this Amendment executed by Borrower and Lender; and
     (b) such other documents as Lender may reasonably request.
     3. Representations and Warranties. Borrower represents and warrants to Lender that (a) it possesses all requisite power and authority to execute, deliver and comply with the terms of this Amendment, (b) this Amendment has been duly authorized and approved by all requisite corporate action on the part of Borrower, (c) no other consent of any Person (other than Lender) is required for this Amendment to be effective, (d) the execution and delivery of this Amendment does not violate its organizational documents, (e) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date), (f) it is in full compliance with all covenants and agreements contained in each Loan Document to which it is a party, and (g) no Default or Event of Default has occurred and is continuing. The representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment. No investigation by Lender is required for Lender to rely on the representations and warranties in this Amendment.

     4. Scope of Amendment; Reaffirmation; Release. All references to the Credit Agreement shall refer to the Credit Agreement as amended by this Amendment. Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement (as amended by this Amendment) and any other Loan Document, the terms of the Credit Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Credit Agreement. Borrower hereby reaffirms its obligations under the Loan Documents to which it is a party and agrees that all Loan Documents to which they are a party remain in full force and effect and continue to be legal, valid, and binding obligations enforceable in accordance with their terms (as the same are affected by this Amendment). Borrower hereby releases Lender from any liability for actions or omissions in connection with the Credit Agreement and the other Loan Documents prior to the date of this Amendment.
     5. Miscellaneous.
     (a) No Waiver of Defaults. This Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of the Credit Agreement or any other Loan Document not expressly referred to in this Amendment, or (B) any present or future violation of, or default under, any provision of the Loan Documents, or (ii) a waiver of Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.
     (b) Form. Each agreement, document, instrument or other writing to be furnished Lender under any provision of this Amendment must be in form and substance satisfactory to Lender and its counsel.
     (c) Headings. The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, the Credit Agreement, or the other Loan Documents.
     (d) Costs, Expenses and Attorneys’ Fees. Borrower agrees to pay or reimburse Lender on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of Lender’s counsel.
     (e) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.
     (f) Multiple Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Amendment may be transmitted and signed by facsimile or portable document format (PDF). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrower and Lender. Lender may also require that any such documents and signatures be confirmed by a manually-signed original; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or PDF document or signature.
     (g) Governing Law. This Amendment and the other Loan Documents must be construed, and their performance enforced, under Texas law.
     (h) Arbitration. Upon the demand of any party to this Amendment, any dispute shall be resolved by binding arbitration as provided for in Section 12.1 of the Credit Agreement.
     (i) Entirety. The Loan Documents (as amended hereby) Represent the Final Agreement Between Borrower and Lender and May Not Be Contradicted by Evidence of Prior, Contemporaneous, or Subsequent Oral Agreements by the Parties. There Are No Unwritten Oral Agreements among the Parties.
[Signatures appear on the next page.]

     IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

BORROWER: BPI ENERGY, INC., a Nevada corporation
By:	/s/ James G. Azlein
James G. Azlein
President

LENDER: GASROCK CAPITAL LLC, a Delaware limited liability company
By:	/s/ Marshall Lynn Bass
Marshall Lynn Bass
Principal

Signature Page to the First Amendment to
Advancing Term Credit Agreement

     Guarantor executes this Amendment for purposes of acknowledging and agreeing to the Credit Agreement, as amended by this Amendment, and hereby expressly ratifies and confirms its liability under its Guaranty dated July 27, 2007 executed in favor of Lender and confirms that such liability continues in full force and effect with respect to the indebtedness of Borrowers covered by the Credit Agreement, as amended by this Amendment, as same may be further restated, amended, modified, renewed, or rearranged from time to time.

BPI ENERGY HOLDINGS, INC. a British Columbia corporation
By:	/s/ James G. Azlein
James G. Azlein
President and Chief Executive Officer